                                                                    Exhibit 99.2

                             JOINT FILING AGREEMENT

            In  accordance  with  Rule  13d-1(k)(1)(iii)  under  the  Securities
Exchange  Act of 1934,  as amended,  the persons  named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated August 30,
2007 (including amendments thereto) with respect to the Common Stock of Gilman +
Ciocia,  Inc. This Joint Filing  Agreement  shall be filed as an Exhibit to such
Statement.

Dated:      August 30, 2007         WEBFINANCIAL CORPORATION

                                    By: /s/ Terry Gibson
                                        ----------------------------------------
                                        Terry Gibson
                                        Title: Chief Financial Officer

                                    /s/ Jack L. Howard
                                    --------------------------------------------
                                    JACK L. HOWARD